EXHIBIT 10.11

14 March 2001

Mr. Ove Lerdahl
Organic Power
Klingenbergat. 7a
pb 1237 Vika
0110 Oslo
Norway

Dear Ove:

This letter will confirm the mutual intent of Ocean Power Corporation and Organic Power to pursue a mutually satisfactory and long-term business relationship. You and I have agreed that, initially, our companies will commence negotiations of the terms of an exclusive license agreement for Organic Power's gasification technology. The exclusive license will authorize the use of your technology only in the areas of distributed power and seawater desalinization. The license will initially be geographically limited to the three areas in which we have executed either Joint Venture Agreements or Heads of Agreement. Those geographical areas are: (1) Greece and the Greek portion of the island of Cyprus; (2) Mexico; and (3) a specific list of twenty-eight countries, territories and islands in the Caribbean region. We further agreed that this agreement will automatically terminate, unless our companies are able to complete their negotiations and execute the contemplated license agreement on or before June 30, 2001. We also agreed that this Letter of Intent is non binding mid will remain non-binding until the license agreement is properly authorized and executed by our respective companies.

We also agreed to commence discussions concerning the granting of an exclusive license for Organic Power's gasification technology in the United States and Canada. These discussions may be terminated at any time by either party by notice in writing. While these discussions are ongoing, neither party will enter into discussions with any third party about the use of Organic Power's gasification technology or any similar technology, without first providing written notice to the other party that such discussions are about to commence. This agreement is also non-binding and will only become binding upon execution of a license agreement for the United States and Canada.

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If you agree  that this  letter  accurately  sets forth the  agreements  we made yesterday, please confirm this by signing this Letter of Intent below and returning a signed copy to me.

Best regards,

By: /s/ Robert L. Campbell
--------------------------
        Robert L. Campbell

I have read this Letter of Intent and agree that it sets forth the agreements between Ocean Power Corporation and Organic Power.

Organic Power

By: /s/ Ove Lerdahl
-------------------
        Ove Lerdahl

Date: 14/3 - 2001